                                                                     Exhibit 1.1

                            PLACEMENT AGENT AGREEMENT

                                                        As of October 22, 2004

Brookshire Securities Corporation
4 West Las Olas Blvd., 8th Floor
Ft. Lauderdale, Florida  33301

               Re: PLACEMENT AGENT AGREEMENT

Gentlemen:

     This letter is in  confirmation of our agreement with you pertaining to the
private  placement,   coordinated  by  Brookshire  Securities  Corporation  (the
"Placement Agent,"  "Brookshire" or "you") as placement agent on a "best efforts
- $2,500,000  minimum/$6,000,000  maximum" basis,  of Units (the "Units"),  each
Unit  consisting  of (i) one (1) share of Series A Convertible  Preferred  Stock
(the "Series A Preferred Stock"), and (ii) a detachable, transferable three-year warrant (the "Warrant") to purchase 5,000 shares of Common Stock of a Securities and Exchange Commission ("SEC") reporting and registered publicly-traded company that will be quoted on the OTC Bulletin board  ("Pubco") (the  "Offering").  The
Offering  will  close   concurrently  with  the  closing  of  a  reverse  merger
transaction (the "Reverse Merger") involving a wholly-owned subsidiary of Pubco, and CepTor Corporation ("CepTor").  The terms, conditions,  rights,  preferences and  privileges  of the  securities  comprising  the  Units  will be more  fully described in the  Memorandum  (as defined in Section 1(a) below).  The following terms and conditions  shall,  if accepted by you,  constitute a legally  binding agreement  between us. Either party may terminate  this agreement at any time in the event of a material breach of this Agreement by the other in which event the terminating party shall have no further liability hereunder.

Section 1.  DESCRIPTION OF SECURITIES

     (a)  The shares of Series A Preferred  Stock and Warrants to be offered and sold in the Offering on a "best efforts -  minimum/maximum"  basis shall conform in all material respects to the description  thereof contained in a Confidential
Private  Placement  Memorandum  to be  prepared  by  CepTor  (as the same may be amended or  supplemented  from time to time,  and  including  all  exhibits  and appendices  attached  thereto,  the  "Memorandum"),  which  will  contain  (i) a description of CepTor and its business,  assets, prospects and management;  (ii)
the terms and conditions of the Offering;  (iii) a description of the securities comprising  the Units;  and (iv) certain  financial  information.  If necessary,
Pubco and CepTor will update or supplement the Memorandum prior to completion of the Offering.  Without CepTor's prior written  consent,  you will not distribute any offering materials to prospective  investors other than the Memorandum.  You shall be entitled to rely on the accuracy and  completeness  of all  information provided by CepTor and Pubco, including information incorporated by reference in the  Memorandum.  Additionally,  representatives  of CepTor  and Pubco  shall be available to answer questions of, and to provide additional  information to, any potential investors.  You will not make any use of the Memorandum other than for purposes of implementing  this Agreement,  nor will you or any of your agents or employees  use the  same or do any  other  act or  thing  in the  course  of the offering or sale hereunder which would  constitute a violation of the Securities
Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934,
as amended  ("Exchange  Act"),  any state "blue sky" laws or regulations and any other securities laws applicable to the Offering.

     (b)  The Offering  will be  conducted to raise from  investors a minimum of
$2,500,000  from the sale of 100 Units and a maximum of $6,000,000 from the sale of 240 Units, at the purchase price per Unit of $25,000.  After giving effect to the  completion of the Reverse  Merger,  the  conversion of certain  outstanding indebtedness,  the purchase of  additional  shares by JCR  Pharmaceuticals,  and assuming the successful  completion of the Offering,  assuming conversion of the
Series A Preferred Stock sold in the Offering,  the  capitalization  shall be as set  forth  in the  final  Private  Placement  Memorandum  approved  by  CepTor,
Brookshire  and Pubco.  Upon the mutual  agreement  of CepTor and the  Placement
Agent,  CepTor may sell  additional  Units at the same price per Unit,  provided that the  aggregate  number of  additional  Units sold shall not exceed  than 36
Units.

Section 2.  REPRESENTATIONS AND WARRANTIES

     (a)  Each of CepTor and Pubco  represents  and  warrants  to the  Placement
Agent,  as to  itself  only and not with  respect  to any  matters  which do not pertain to itself, as follows:

          (i)   CepTor  has full  corporate  power  and  authority  to  execute, deliver and perform its  obligations  under this Agreement and to consummate the transactions  contemplated  hereby.  The execution,  delivery and performance of
this  Agreement,   the  consummation  by  CepTor  of  the  transactions   herein
contemplated  and the compliance by CepTor with the terms of this Agreement have been duly  authorized by all necessary  corporate  action on the part of CepTor, and when duly executed and delivered by CepTor this Agreement will  constitute a valid and binding  obligation  of CepTor,  enforceable  in  accordance  with its terms.

          (ii)  Pubco has the  corporate  power and  authority  to  execute  and deliver  this  Agreement  and the  Subscription  Agreement  and to  perform  its obligations  hereunder and  thereunder  and to issue the Units and the Placement
Agent  Warrants and the Common Stock for which the Series A Preferred  Stock may be converted and the Warrants and the Placement Agent Warrants may be exercised.
This Agreement and the Subscription Agreement have been duly authorized by Pubco and when executed and delivered by Pubco,  will constitute its valid and binding obligation and be enforceable against Pubco in accordance with its terms.

          (iii) Neither the execution and delivery nor the  performance  of this
Agreement,  the  Subscription  Agreement,  nor  the  issuance  of the  Series  A
Preferred  Stock or the Warrants or the Placement  Agent  Warrants by Pubco does not and will not at the closing of the Offering  (the "Closing  Time")  conflict with Pubco's Certificate of Incorporation,  as amended, or By-laws, or result in a breach of any terms or  provisions  of, or  constitute  a default  under,  any material contract, agreement or instrument to which Pubco is a party or by which
Pubco is bound.

          (iv) Neither the  execution and delivery nor the  performance  of this
Agreement  does,  and at the  Closing  Time will  not,  conflict  with  CepTor's
Certificate of Incorporation,  as amended,  or By-laws, or result in a breach of any  terms or  provisions  of,  or  constitute  a default  under,  any  material contract,  agreement or instrument to which CepTor is a party or by which CepTor is bound.

          (v)   From the date of commencement  of sales until  completion of the
Offering of the Units by the Placement  Agent,  the Memorandum  will contain all statements  required to be stated therein in accordance with the Securities Act, will not  contain  an untrue  statement  of a  material  fact or omit to state a material  fact  required to be stated  therein or necessary in order to make the statements  therein,  in light of the circumstances  under which they were made, not misleading;  provided,  however,  that no representation or warranty is made
(i) as to the  applicability of Rule 419 under the Securities Act and (ii) as to any requirement to disclose the identity of Pubco in the Memorandum.

          (vi)  CepTor has prepared the Memorandum, which may be supplemented or amended from time to time and which contains information  materially accurate as of the date specified therein, including, without limitation:

                (A) The terms of the Offering;

                (B) a description of the Units, the Series A Preferred Stock, the Warrants and the Common Stock;

                (C) a description of the Reverse Merger;

                (D) a description of the business conducted by CepTor;

                (E) the financial condition of CepTor;

                (F) past material activities of CepTor;

                (G) commissions  and  compensation  to be paid to the  Placement
                    Agent in connection with the Offering;

                (H) disclosure  of  material  contracts,   agreements  or  other
                    business  arrangements,  which  affect or are related to the business conducted by CepTor and to be conducted by CepTor;

                (I) information  regarding  CepTor,  its  management,   material
                    obligations, liabilities, any pending or threatened lawsuits or proceedings,  and recent material  adverse changes in its financial condition;

                (J) any  appropriate  legends  and  such  other  information  or material as the Placement Agent may reasonably request to be included therein;

                (K) information  regarding  any  and all of  CepTor's  "employee benefit  plans"  (within the meaning of Section  3(3) of the
                    Employment  Retirement Security Act of 1974, as amended, and
                    any  other   employee   benefit  or  fringe  benefit  plans,
                    arrangements,  practices,  contracts,  policies or programs,

                    including, without limitation,  employee stock option plans;
                    and

                (L) information  regarding  certain  relationships  and  related
                    transactions   as  would  be  required  under  Item  404  of
                    Regulation S-B under the Securities Exchange Act of 1934, as amended.

          (vii) Each of CepTor and Pubco are, and at the Closing Time will be, a corporation duly organized, validly existing and in good standing under the laws of its respective  jurisdiction of incorporation.  Each of CepTor and Pubco has, and at the Closing Time will have, the power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described  in the  Memorandum.  Each of CepTor and Pubco is, and at the Closing Time will be, duly  licensed or qualified to do business and in good standing as a foreign  corporation in all  jurisdictions in which the  nature of the  activities  conducted  by it or the  character  of the assets  owned or leased by it makes  such  license or  qualification  necessary, except  where the failure to be so qualified  would not have a material  adverse effect on CepTor or Pubco,  as the case may be.  Complete and correct  copies of the charter and the bylaws of each of CepTor and Pubco (including all amendments thereto)  have  been  delivered  to you,  and no  changes  therein  will be made subsequent  to the  date  hereof  and  prior  to the  Closing  Time,  except  as contemplated by the Memorandum and advised to you.

          (viii) CepTor had, at the date or dates indicated in the Memorandum, a duly  authorized and outstanding  capitalization  as set forth in the Memorandum under the caption "Capitalization." Immediately prior to the Closing Time, Pubco will have a duly authorized and outstanding  capitalization  as set forth in the
Memorandum under the caption  "Capitalization" on a pro forma basis after giving effect to the Reverse Merger.

          (ix)  Subsequent  to the date  hereof and prior to the  Closing  Time,
CepTor will not acquire any of its equity  securities  and will not issue any of its  securities  other than  pursuant to currently  outstanding  stock  options, warrants and convertible  securities,  unless such  information is included in a current supplement to the Memorandum.  Except as set forth herein or referred to in the Memorandum,  neither CepTor nor Pubco has outstanding, and at the Closing
Time will not have outstanding,  any stock options to purchase, or any rights or warrants to subscribe for, or any securities or obligations  convertible into or any contracts or commitments to issue or sell, shares of the Common Stock or any such warrants, convertible securities or obligations,  except as those described therein.

          (x)   The  financial  statements  (including  the  schedules and notes thereto)  of CepTor  included in the  Memorandum  present  fairly the  financial position of CepTor as of the dates  thereof,  and the results of operations  and changes in financial position of CepTor for the periods indicated therein are in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (xi)  Except  to the  extent  reflected  or  reserved  against  in the financial  statements  of CepTor  included in the  Memorandum,  or as  otherwise described  in the  Memorandum,  CepTor has had no material  liabilities,  debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise,  and whether due or to become due, including,  without limitation, liabilities on account of taxes, other governmental  charges or lawsuits brought subsequent to such date.  Except to the extent  reflected or reserved against in the most recently  filed  financial  statements of Pubco in its Annual Report on
Form 10-KSB, or as otherwise described in the Memorandum,  Pubco has no material liabilities,  debts, obligations or claims asserted against it, whether accrued, absolute,  contingent or otherwise, and whether due or to become due, including, without limitation,  liabilities on account of taxes, other governmental charges or lawsuits brought subsequent to such date.

          (xii) Subsequent to the  respective  dates as of which  information is set forth in the Memorandum  and prior to the Closing Time,  except as set forth in the  Memorandum,  (i) CepTor has not incurred and will not have  incurred any material liabilities or obligations,  direct or contingent,  and has not entered into any material transactions other than as contemplated in the Memorandum, and will not enter into any material  transaction  without  disclosing such material transaction to the Placement  Agent,  (ii) CepTor has not and will not have paid or declared any cash dividends or other  distribution on its capital stock,  and
(iii)  there  has  not  been  any  material  adverse  change  in  the  business, properties,  financial condition,  results of operations or prospects of CepTor, or in the  book  value  of  the  assets  of  CepTor,  arising  from  any  reason whatsoever.

          (xiii) Except as set forth in the Memorandum, neither CepTor nor Pubco has, and at the Closing Time  neither  CepTor nor Pubco will have,  any material contingent obligations.

          (xiv) Neither  CepTor  nor  Pubco  has  any  subsidiaries,  except  as disclosed  in the  Memorandum,  nor does either have any equity  interest in any partnership,  joint venture, association or other entity, except as disclosed in the Memorandum.

          (xv)  Except as set  forth in the  Memorandum,  there are no  material actions, suits or proceedings pending, or to the knowledge of CepTor threatened, against or affecting CepTor or Pubco or their respective  businesses,  financial condition, results of operations or material properties before or by any federal or state court,  commission,  regulatory  body,  administrative  agency or other governmental body, domestic or foreign,  wherein an unfavorable ruling, decision or finding would  materially and adversely  affect (i) CepTor or its businesses, financial  condition,  results of operations or material  properties  taken as a whole,  or (ii) the ability of CepTor or Pubco to  consummate  the  transactions contemplated by this Agreement.

          (xvi) Neither  CepTor  nor Pubco is in  violation  of its  charter  or bylaws.  Neither the execution and delivery of this Agreement,  nor the issuance and sale of the Units sold in the Offering,  nor the  consummation of any of the transactions contemplated herein, nor the compliance by CepTor or Pubco with the terms and  provisions  hereof has  conflicted  with or will conflict with or has resulted in or will result in a breach of, any of the terms and  provisions  of, or has  constituted or will  constitute a default  under,  or has resulted in or will result in the creation or  imposition  of any lien,  charge or  encumbrance upon any  property  or assets of  CepTor or Pubco  pursuant  to the terms of any indenture,  mortgage, deed of trust, note, loan or credit agreement or any other agreement or  instrument  to which CepTor or Pubco is a party or by which CepTor or Pubco  may be bound or to which  any of the  property  or assets of CepTor or
Pubco is subject; nor will such action result in any violation of the provisions of the charter or the bylaws of CepTor or Pubco or any statute,  order,  rule or

                                       6

regulation  applicable  to  CepTor  or Pubco or of any  federal,  state or other judicial, administrative or regulatory authority or other government body having jurisdiction over CepTor or Pubco.

          (xvii) The  shares of Series A  Preferred  Stock,  the  Warrants,  the
Placement Agent Warrants and the shares of Common Stock  underlying the Series A
Preferred  stock,  the Warrants and the Placement Agent Warrants  referred to in the  Memorandum  will,  upon  issuance,  assuming the payment of the  applicable purchase  or  exercise  price  therefor,  be  validly  issued,  fully  paid  and non-assessable. The Series A Preferred Stock and the Common Stock underlying the
Series A Preferred Stock, the Warrants and the Placement Agent Warrants will not be subject to the preemptive  rights of any security holder.  As of the Closing, the  issuance  and sale of each of the  securities  comprising  the  Units,  the
Placement Agent Warrants and the Common Stock  underlying the Series A Preferred
Stock,  the Warrants and the  Placement  Agent  Warrants will have been duly and validly authorized by all required corporate action and otherwise.

          (xviii) All issued and outstanding securities of CepTor have been duly authorized and validly issued and the outstanding Common Stock is fully paid and non-assessable;  and none of such  securities  were issued in  violation  of the pre-emptive rights of any holders of any security of CepTor.

          (xix) CepTor  has good and  marketable  title  to all  properties  and assets  free and clear of all  liens,  charges,  encumbrances  or  restrictions, except such liens, charges,  encumbrances or restrictions as are not material to the business of CepTor or as are set forth in the  Memorandum.  CepTor has valid and enforceable leases or licenses for the material  properties as used by it in the operation of its business. All rentals, royalties or other payments accruing under any such  licenses  or leases  which  became due prior to the date of this
Agreement  have been duly paid,  and  neither  CepTor nor any other  party is in material  default  thereunder,  and, to the  knowledge  of CepTor,  no event has occurred  which,  with the lapse of time or the giving of notice,  or both would constitute a material default thereunder.

          (xx)  All taxes  which are due from CepTor and Pubco have been paid in full (or adequate accruals for the payment thereof have been provided for in its accounting  records).  Each of CepTor  and/or  Xechem  International  Inc.,  its
parent, and Pubco has filed all federal,  state, municipal and local tax returns relating to CepTor or Pubco,  as the case may be,  (whether  relating to income, sales,  franchise,  withholding,  real or  personal  property  or other types of taxes)  required to be filed under the laws of the United States and  applicable states or has duly  obtained  extensions of time for the filing  thereof.  As to
CepTor, the provisions for income taxes payable,  if any, shown on the financial statements contained in the Memorandum are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed,  and for all periods to and including the dates of such financial  statements.  As to Pubco,  the provisions for income taxes payable, if any, shown on the financial statements contained in
Pubco's  most  recently  filed form  10-KSB are  sufficient  for all accrued and unpaid foreign and domestic taxes, whether or not disputed,  and for all periods to and including the dates of such financial statements. Each of the tax returns heretofore  filed by each of CepTor and Pubco correctly and accurately  reflects the amount of CepTor's and Pubco's respective tax liability thereunder.  Each of
CepTor and Pubco has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments,  to the extent that the same have become due and payable.  Neither  CepTor nor Pubco has  executed  or filed with any taxing  authority,  foreign  or  domestic,  any agreement  extending the period for assessment or collection of any income taxes nor is either a party to any  pending  action or  proceeding  by any  foreign or domestic  governmental  agency for  assessment or  collection  of taxes;  and no claims for  assessment or collection of taxes have been asserted  against CepTor or Pubco.

          (xxi) Except as set forth in the Memorandum,  neither CepTor nor Pubco has (i) issued any securities or incurred any liability or obligation, direct or contingent,  for borrowed money,  or entered into any transaction  other than in the ordinary  course of  business,  and which is not required to be disclosed in the  Memorandum,  nor (ii)  declared  or paid  any  dividend  or made any  other distribution on or in respect to its capital stock.

          (xxii) Neither  CepTor nor Pubco has any financial  obligations of any kind coming due before December 31, 2004, that will negatively impact the rights of the investors in the Offering  other than the 10% Notes and Bridge Loans,  as such terms are defined in the Memorandum.

          (xxiii)Except  for the filing of (A) Form D under the Securities  Act,
(B) the  filing  with  the  Secretary  of State of the  State  of  Florida  of a
Certificate of Designations  setting forth the rights preferences and privileges of the Series A Preferred  Stock,  and (C) other than as may be  required  under applicable  state  securities  or Blue Sky  laws,  no  authorization,  approval, consent, order,  registration,  certification,  license or permit (collectively,
"Permits")  of any court or  governmental  agency or body,  is required  for the valid authorization,  issuance,  sale and delivery of the Units or the Placement
Agent  Warrants,  subject to  compliance  by  Placement  Agent with  regulations regarding an offering to  accredited  investors  under  Regulation D promulgated under the Securities Act.

          (xxiv) Each contract or other instrument to which CepTor is a party or by which its  properties or business is or may be bound or affected and to which reference is made in the Memorandum has been duly and validly executed by CepTor and  assuming  that such  contracts  or other  instruments  have  been  properly executed  by the  parties  other than  CepTor is in full force and effect in all material  respects and is enforceable  against the parties thereto in accordance with its terms,  and none of such contracts or instruments  has been assigned by
CepTor and except as described in the  Memorandum,  neither CepTor nor any other party is in default  thereunder and no event has occurred which,  with the lapse of time or the giving of notice, or both, would constitute a default thereunder.
None of the material  provisions of such contracts or  instruments  violates any existing  applicable  law, rule,  regulation,  judgment,  order or decree of any governmental  agency or court having  jurisdiction  over CepTor or its assets or business.

          (xxv)  Except  as set  forth  in or  contemplated  by the  Memorandum, neither  CepTor nor Pubco has any employee  benefit  plans  (including,  without limitation,  profit sharing and welfare benefit plans) or deferred  compensation arrangements  that are  subject to the  provisions  of the  Employee  Retirement
Income Security Act of 1974.

          (xxvi) Neither  CepTor nor Pubco has  directly or  indirectly,  at any time,  (A) made any  contributions  to any candidate for  political  office,  or failed to disclose fully any such  contribution  in violation of law or (B) made any payment to any state,  federal or foreign  governmental officer or official,

or other person charged with similar public or quasi-public  duties,  other than payments or contributions required or allowed by applicable law.

          (xxvii) Assuming the  representations  and warranties of the Placement
Agent  contained  herein and of the  purchasers  contained  in the  Subscription
Documents  are true and  correct,  the offer and sale of the Units by CepTor has satisfied and at the Closing Time will have satisfied all of the requirements of
Regulation D and CepTor is not  disqualified  from the exemption  under Rule 505 contained in Regulation D by virtue of the  disqualifications  contained in Rule
505(b)(2)(iii),   or  the  exemption  under   Regulation  D  by  virtue  of  the
disqualification  contained in Rule 507. The  Memorandum  and related  documents conform in all material  respects with the  requirements  of Section 4(2) of the
Securities Act and Regulation D promulgated thereunder and with the requirements of all other  published  rules  and  regulations  of the SEC and state  blue sky securities laws currently in effect relating to "private offerings."

          (xxviii) To the best of its knowledge, CepTor owns or possesses or can acquire  on  reasonable  terms  adequate  and  enforceable  rights  to  use  all trademarks,  service marks,  copyrights,  patent rights,  trade secrets or other confidential  information  currently  used in the  conduct  of its  business  as described  in the  Memorandum  (the  "Intangibles").  Except as disclosed in the
Memorandum,  to CepTor's knowledge,  CepTor is not infringing upon the rights of others  with  respect  to the  Intangibles  and has not  received  any notice of conflict  with the  asserted  rights of others with  respect to the  Intangibles which could,  singly or in the aggregate,  materially  adversely affect CepTor's business,  financial condition,  results of operations or prospects,  and CepTor does not know of any basis therefore.  To CepTor's knowledge, no other party has infringed upon the Intangibles.

          (xxix) CepTor has adequately  insured its  properties  against loss or damage by fire or other  casualty  and  maintains  such  other  insurance  as is usually maintained by companies engaged in the same or similar business.

          (xxx)  Concurrently with or prior to the execution hereof,  CepTor has provided  the  Placement  Agent  with the  results of UCC lien  searches  in all jurisdictions in which CepTor has material assets.

     (b)  The Placement Agent represents and warrants to CepTor as follows:

          (i)   The  Placement  Agent is, and at the  Closing  Time,  will be, a corporation duly organized, validly existing and in good standing under the laws of its  jurisdiction.  The Placement  Agent is, and at the Closing Time will be, duly licensed and qualified in good  standing as a  broker-dealer  authorized to conduct private  placements  under all applicable  laws,  rules and regulations, including without  limitation the rules and regulations of the SEC, the National
Association  of  Securities  Dealers,  Inc.,  and  those  states  in which it is required to be so registered in order to carry out the Offering  contemplated by the Memorandum.

          (ii)  This Agreement has been duly authorized,  executed and delivered by the Placement Agent and is a valid and binding agreement on its part. Neither the execution and delivery of this Agreement, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Placement Agent with the terms and provisions hereof has conflicted with or will conflict with or has resulted in or will result in a breach of, any of the terms and  provisions  of, or has  constituted or will  constitute a default  under,  or has resulted in or will result in the creation or  imposition  of any lien,  charge or  encumbrance upon any property or assets of the Placement  Agent pursuant to the terms of any indenture,  mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument to which the Placement  Agent is a party or by which the
Placement  Agent  may be bound or to which  any of its  properties  or assets is subject;  nor will such action result in any violation of the  provisions of the certificate  of  incorporation  or the  bylaws  of the  Placement  Agent  or any statute,  order, rule or regulation  applicable to the Placement Agent or of any federal,  state or other  judicial,  administrative  or regulatory  authority or other government body having jurisdiction over the Placement Agent.

          (iii) The  Placement  Agent shall at all times conduct the Offering in compliance  with all federal and state  statutes,  laws,  rules and  regulations applicable to an offering to all accredited  investors  conducted under Rule 506 of Regulation D and Section 4(2) of the Securities Act.

Section  3.  PURCHASE,  SALE  AND  DELIVERY  OF  THE  SHARES;  CLOSING;  ESCROW;
ACCEPTANCE OF SUBSCRIPTIONS

     (a)  On the basis of the representations  and warranties  contained in this
Agreement and subject to the terms and conditions  herein set forth,  CepTor and
Pubco hereby  appoint the Placement  Agent as its  exclusive  agent to offer and sell  to  "accredited  investors,"  as  such  term is  defined  in  Rule  501 of
Regulation D, as promulgated  under the Securities Act, the Units for a purchase price of $25,000 per Unit or such other price as the Placement  Agent and CepTor may agree in writing.  The Placement  Agent hereby accepts such  appointment and agrees to use its  commercially  reasonable  best efforts as agent for CepTor to sell the Units.  No sale of Units will be consummated  unless the gross proceeds from the sale of the  Units by the  Placement  Agreement  shall be an  amount of
$2,500,000 or more. The Placement  Agent hereby agrees,  subject to the terms of this  Agreement,  to use its  commercially  reasonable  best efforts to sell the
Units pursuant to the terms set forth in the Memorandum.

     (b)  The Parties hereto shall enter into an escrow agreement at or prior to the Closing with Corporate  Stock  Transfer,  Inc., as escrow agent (the "Escrow
Agent") and Guaranty Bank & Trust, as escrow bank (the "Escrow  Bank"),  or such other escrow  agent as may be mutually  agreed upon by the parties  hereto.  The escrow agreement will provide for the direct  disbursement of all fees and funds held by the Escrow Agent.

     (c)  Each of  CepTor  and the  Placement  Agent,  in its sole and  absolute discretion,  may choose to accept or reject  any  subscription  for  Units,  and neither may require a closing to occur with respect to any subscription  that is rejected by Placement Agent or CepTor, as the case may be.

Section 4.  PLACEMENT AGENT COMPENSATION; EXPENSES

     (a)  PLACEMENT FEE

     As compensation  for the services to be rendered by the Placement Agent, in connection with the sale of Units in the Offering,  CepTor, upon each closing of the Offering,  shall pay to the  Placement  Agent a placement fee equal to eight percent (8%) of the gross proceeds derived from the sale of the Units subscribed for, in cash,  whether the sale was  directly  the result of  Placement  Agent's efforts or indirectly  through the efforts of any other party legally  permitted to effect the sale  (including,  but not  limited  to,  NASD  Members as selling agents, which the Placement Agent may permit to participate in the Offering). In the event that CepTor  sells  Units in excess of the  maximum  offering of Units stated in the  Memorandum  (the  "Over-subscription"),  then CepTor shall pay an additional  placement fee to the Placement  Agent equal to eight percent (8%) of the gross  proceeds of the Units  subscribed for in such  Over-subscription,  in cash.  The placement  fees are to be deducted by the Escrow Agent from the funds received in the Escrow Account at the Closing.  In addition,  CepTor shall, upon each  closing of the  Offering  (including  the  Over-subscription),  pay to the
Placement  Agent,  in cash, a  non-accountable  expenses  allowance equal to two percent (2%) of the gross  proceeds  derived  from the sale of Units  subscribed for.

     (b) OUT-OF-POCKET EXPENSES

     The parties hereto agree that if CepTor terminates the Offering (other than in the  case  of a  material  breach  of this  agreement  by  Brookshire)  or if
Placement  Agent  terminates this Agreement in the event of a material breach of this Agreement by CepTor, that all reasonable documented  out-of-pocket expenses of Placement  Agent with respect to the  Offering,  including but not limited to the  reasonable  fees and expenses of counsel to the Placement  Agent,  shall be paid by CepTor promptly, and in any event not later than five (5) days following the date of any such termination. Placement Agent's out of pocket expenses shall otherwise be the  responsibility  of the Placement  Agent to be satisfied out of the non-accountable expense allowance of Placement Agent.

     (c) EQUITY COMPENSATION

     At the Closing, in connection with the sale by CepTor of the minimum number of Units offered in the  Offering,  the  Placement  Agent shall  receive  equity compensation  in the form of  150,000  shares  of  Common  Stock  and  five-year warrants to  purchase,  at an exercise  price of $1.25 per share,  the number of shares  of Common  Stock  equal to 10% of the  number of shares of Common  Stock underlying  the shares of Series A  Preferred  Stock sold in the  Offering  (the
"Placement  Agent  Warrants").  In the  event  that  CepTor  sells  Units  in an
Over-subscription,  then  at  the  Closing,  CepTor,  upon  the  closing  of the
Offering, shall issue to the Placement Agent additional Placement Agent Warrants to purchase, at an exercise price of $1.25 per share, 10% of the total number of shares of Common  Stock  underlying  the  Series A  Preferred  Stock sold in the
Over-subscription.

Section 5.  OFFERING DOCUMENTS

     CepTor  will  deliver to you,  without  charge,  as many copies as you have reasonably requested of the Memorandum,  including any exhibits attached thereto

                                       10

(the  "Offering  Documents").  All mailing and other  expenses  associated  with distribution  of the  Offering  Documents  to  any  person,  including,  without limitation, potential investors, shall be paid by CepTor. If during the offering period CepTor becomes aware of any event,  as a result of which the  Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made in light of the circumstances in which they were made not misleading, or if it shall be  necessary  to amend or  supplement  the  Memorandum  to comply with applicable law, CepTor shall forthwith  notify the Placement Agent thereof,  and furnish  to the  Placement  Agent  in  such  quantities  as  may  be  reasonably requested,  an amendment or amended and  supplemented  Memorandum which corrects such  statements or omissions or causes the Memorandum to comply with applicable law. Prior to the Closing or earlier  termination of the Offering,  no copies of the  Memorandum or any exhibit  thereto,  or any material  prepared by CepTor in connection with the Offering will be given without the prior written  permission of the Placement Agent, by CepTor or its counsel or by any principal or agent of
CepTor to any person not a party to this Agreement,  unless (i) such person is a director or principal  shareholder  of, counsel to,  accountant for, or directly employed by,  CepTor,  or Xechem or is named in the Memorandum or is 10% Note or
Bridge Loan holder (ii) such  delivery is made to a state or federal  regulatory agency in connection with a specific legal requirement of the Offering, or (iii)
such delivery is required  pursuant to the order of a court,  a state or federal regulatory agency or applicable law. CepTor may provide copies of the Memorandum as a  disclosure  document  to any  debtholder  in  connection  with an offer to exchange CepTor debt to Xechem.

Section 6.  COVENANTS

     (a) CepTor,  together  with Pubco on a combined  basis with CepTor upon the closing of the Reverse  Merger and the  Offering,  covenants and agrees with the
Placement Agent as follows:

          (i) Pubco  shall file on or before the date which is 60 days after the
Closing Time one or more registration  statements which will cover the shares of
Common  Stock (A) issued in the  Reverse  Merger,  (B)  underlying  the Series A
Preferred  Stock and  Warrants  sold in the  Offering,  and (C)  underlying  the
Placement  Agent  Warrants,  for resale with the SEC and under the securities or
"Blue Sky" laws of such jurisdictions as is required.  In addition,  Pubco shall file such  amendments  and furnish such  information as may be required for such purpose  and to  comply  with  such  laws  so as to  continue  to  maintain  the effectiveness  of the resale  registration  statement  from the  effective  date thereof  through and until the date which is 12 months  after the Closing  Time.
Confirmation  of these actions  being taken will be provided to Placement  Agent with  copies  of all  documents  relating  thereto.  In  the  event  the  resale registration  statement  is not filed with the SEC on or prior to the date which is 180 days after the Closing  Time,  the total number of shares of Common Stock underlying  the  Series  A  Preferred  Stock  sold as part of the  Units  in the
Offering and to be covered by the  registration  statement  for each investor in
the  Offering  and  their  permitted  transferees,   successors,   executors  or
administrators  (each such party, a "Holder") shall be increased by 2% per month for each month (or portion  thereof) that the  registration  statement is not so filed.  Pubco  shall use its best  efforts  to  respond  to any  Securities  and
Exchange  Commission  (the "SEC") comments to the  registration  statement on or prior to the date  which is 15  business  days from the date such  comments  are received,  but in any event not later than 20  business  days from the date such comments are received. In the event that Pubco fails to respond to such comments within 20 business days,  the total number of shares of Common Stock  underlying

                                       11

the Series A Preferred Stock sold as part of the Units in the Offering and to be covered by the  registration  statement for each Holder shall be increased by 2%
per month for each month (or portion thereof) that a response to the comments to the  registration  statement has not been submitted to the SEC.  Notwithstanding anything  contained  in this Section  6(a)(ii) to the  contrary,  the  aggregate increases in shares of Common  Stock to be issued to investors  pursuant to this paragraph  shall not exceed 12%.  CepTor shall use its best efforts to have such resale registration  statement declared effective by the SEC as soon as possible after the initial filing date.

          (ii) CepTor and Pubco will apply the net proceeds from the Offering in the manner set forth under the heading "USE OF PROCEEDS" in the Memorandum.

          (iii)  CepTor  and Pubco will apply  three  percent  (3%) of the gross proceeds of the  Offering to initiate a capital  markets  program,  which amount shall be held in a segregated bank account  requiring the signature of Placement
Agent and CepTor for all withdrawals.

          (iv) CepTor shall, upon the closing of the Offering and until the next annual meeting of shareholders,  cause a designee of Placement Agent to serve on the board of directors  of CepTor and on the audit  committee  and  compensation committee of the Board of Directors.

          (v) At least  three  (3) days  prior  to the  date of  closing  of the
Merger, CepTor and Pubco shall prepare and deliver to you and to each subscriber via overnight courier, email or facsimile, a draft copy of the Current Report on
Form 8-K (the  "Draft  Form 8-K")  proposed  to be filed by Pubco,  which  shall describe  the  terms  and  conditions  of the  Merger,  in  accordance  with the requirements  of the  Securities  Exchange  Act of 1934 and the  Accounting  and
Financial Reporting  Interpretations and Guidance issued by the accounting staff members of the  Division of  Corporate  Finance of the  Securities  and Exchange
Commission   on   March   31,   2001,   as  the   same   relates   to   "Reverse
Acquisitions-Reporting  Issues."  CepTor and Pubco shall include with such Draft
Form 8-K a transmittal  letter to each subscriber  which states the Closing Time and informs each  subscriber  that,  if after  reviewing  the Draft Form 8-K and conducting  any due  diligence  concerning  Pubco,  they wish to  rescind  their subscription to purchase Units and have their  subscription  proceeds  returned, they may do so at any time up to the Closing Time by so notifying  CepTor or the
Placement Agent in writing. Such transmittal letter shall include a reference to the SEC's website as a source for information regarding Pubco.

          (vi)  Neither  CepTor nor Pubco shall (A) release any  stockholder  of
Pubco from the  provisions of any agreement of such  stockholder  with CepTor or
Pubco to refrain from selling shares of stock owned by such stockholder (a "Lock
Up Agreement"),  (B) accelerate the date on which such  stockholder  will become eligible  to sell shares of stock  (except  upon the  initiation  of a Phase III clinical trial of CepTor's  "Myodor"  technology for muscular  dystrophy) or (C)
waive compliance with the provisions of any Lock Up Agreement, without the prior written consent of the Placement Agent.

                                       12

     (b)  The Placement Agent covenants and agrees with CepTor as follows:

          (i)  Pursuant to its  appointment  hereunder,  insofar as is under its control,  the Placement Agent will use its commercially  reasonable best efforts to conduct the Offering in the manner prescribed by Rule 506 of Regulation D and in this regard will:

               (A)  Refrain  from  making  any oral or  written  representations beyond those contained in the Memorandum;

               (B)  Refrain from  offering,  offering for sale or selling any of the Units by means of any form of  general  solicitation  or general  advertising  within the  meaning of Rule  502(c) of
                    Regulation D, including:

                    (x)  Any   advertisement,    article,    notice   or   other
                         communication  mentioning  the Units  published  in any
                         newspaper, magazine or similar medium or broadcast over
                         television or radio; or

                    (y)  Any  seminar  or  meeting  whose  attendees  have  been
                         invited  by  any   general   solicitation   or  general
                         advertising;

               (C)  Prior  to the  sale  of any of the  Units,  have  reasonable
                    grounds  to  believe  based  solely  on  each   subscriber's
                    Offering  Documents  that each  subscriber  is an accredited investor within the meaning of Rule 501(a) of Regulation D;

               (D)  Based solely on the  representation of the subscriber in its
                    Offering  Documents,  have no  reason  to  believe  that the subscriber  is acquiring the Units for other than his or its own account;

               (E)  Provide each offeree  with a copy of the  Memorandum  during the course of the Offering;

               (F)  During the course of the  Offering,  if it has been provided with a supplement or amendment to the  Memorandum,  promptly distribute  such  supplement  or  amendment  to persons  who previously  received  a copy of the  Memorandum  from it and whom it believes  continue to be interested in the Offering, and include such  supplement or amendment in all  deliveries of the Memorandum  made after receipt of any such supplement or amendment;

               (G)  Obtain a completed investor questionnaire from each accepted subscriber; and

               (H)  Comply in all  material  respects  with the Trading with the
                    Enemy Act and applicable foreign assets control  regulations of the United States Treasury Department and the Patriot Act
                    of 2001.

                                       13

          (ii) Upon receipt of each Subscription Agreement and any funds paid by subscribers for Units,  the Placement  Agent will promptly  deliver the original copy of the  Subscription  Agreement and any accompanying  check,  bank draft or money order to the Escrow Agent for deposit with the Escrow Bank; except that it may promptly return all such Offering  Documents and funds to any subscriber who it  determines,  based solely on a review of the Offering  Documents,  is not an accredited  investor  within the meaning of Rule 501(a) of Regulation D or whose check, bank draft or money order  representing  subscription funds is improperly drawn.

          (iii) The Placement  Agent shall maintain  appropriate  records of the
Offering Documents of each subscriber for a period of at least four years after the Termination Date.

          (iv) The placement agent shall not engage in any uncovered short sales of the stock of the Company.

Section 7.  EXPENSES

     (a)  CepTor,  upon  the  closing  of the  Offering,  will pay and bear all costs,  fees, taxes and expenses  incident to the performance of the obligations of CepTor under this Agreement,  including, but not limited to, the expenses and taxes incident to:

           (i) the  issuance  of the  Series  A  Preferred  Stock  and  Warrants pursuant  to  the  Offering  Documents  and  the  preparation  and  delivery  of certificates evidencing the Series A Preferred Stock and Warrants;

           (ii) the  registration or  qualification  for resale of the shares of
Common Stock  underlying the Series A Preferred Stock and Warrants issued in the
Offering  and  pursuant  to the  Reverse  Merger  and  shares  of  Common  Stock underlying the Placement Agent Warrants under the securities laws of the various jurisdictions including the fees and disbursements of your counsel in connection therewith; and

           (iii) all transfer taxes with respect to the sale and delivery of the
Series A Preferred  Stock and Warrants sold  pursuant to the Offering  Documents and the Placement Agent Warrants.

     (b)  CepTor  will pay and bear all fees and  expenses of counsel for CepTor and of CepTor's  accountants,  transfer agents and any special agents  appointed for the transfer of securities and the Escrow Agent.

Section 8.  CONDITIONS OF YOUR OBLIGATIONS

     Your  obligations as Placement Agent are subject (as of the date hereof and
as  of  the  Closing  Time),   to  the  accuracy  of  and  compliance  with  the
representations  and  warranties of CepTor and to the accuracy of the statements of CepTor  made  pursuant to the  provisions  hereof and to the  performance  by
CepTor  of  its  covenants  and  agreements  hereunder,  and  to  the  following additional conditions:

     (a)  Since the  respective  dates as of which  information  is given in the
Memorandum:

          (i)  there  shall not have been any  change  in the  capital  stock of
CepTor or any material  change in the long-term debt of CepTor or Pubco,  except as set forth in or contemplated by the Memorandum;

                                       15

          (ii)  there  shall not have been any  material  adverse  change in the general  affairs,  management,  financial  position or result of  operations  of
CepTor or Pubco, whether or not arising from transactions in the ordinary course of business, other than as set forth in or contemplated by the Memorandum;

          (iii) each of CepTor and Pubco shall not have  sustained  any material interference  with its business or  properties  from fire,  explosion,  flood or other casualty,  whether or not covered by insurance,  or from any labor dispute or any court or legislative or other governmental action, order or decree, if in the judgment of the Placement Agent any such development  referred to in clauses
(i), (ii) or (iii) makes it  impracticable or inadvisable to consummate the sale and delivery of the Series A Preferred  Stock and the Warrants by the  Placement
Agent; and

          (iv) the spinoff of Xechem shall have been completed  immediately upon closing  and  documentary  evidence  of such  completion  shall be  provided  to
Placement Agent.

     (b)  Since the  respective  dates as of which  information is given herein, there shall have been no litigation instituted against CepTor or Pubco and since such dates there shall be no proceeding  instituted or threatened against CepTor or Pubco or any of their  respective  officers  or  directors,  before or by any federal,  state or county court,  commission,  regulatory  body,  administrative agency or other governmental body,  domestic or foreign,  in which litigation or proceeding  an  unfavorable  ruling,  decision or finding would  materially  and adversely  affect the business,  properties,  financial  condition or results of operations of CepTor or Pubco.

     (c)  Each of the  representations and warranties of CepTor contained herein shall be true and  correct at the signing of this  Agreement  and at the Closing
Time as if made at the Closing Time,  and all covenants  and  agreements  herein contained  to be  performed  on the part of  CepTor  and all  conditions  herein contained to be fulfilled or complied  with by CepTor at or prior to the Closing
Time shall have been duly performed, fulfilled or complied with.

     (d)  At the Closing  Time,  the counsel for CepTor shall  furnish to you an opinion  in form  and  substance  satisfactory  to you,  dated as of the date of delivery, to the effect that:

          (i)   CepTor:  (A)  has  been  duly  organized  and is  existing  as a corporation in good standing under the laws of its jurisdiction of organization;
(B) is duly  qualified  and in good  standing as a foreign  corporation  in each jurisdiction  in which  the  nature  of the  activities  conducted  by it or the character  of the  assets  owned or leased by it  requires  such  qualifications except where failure to be so qualified would not have a material adverse effect on CepTor;  and (C) has all  requisite  corporate  power and authority to own or lease its properties and conduct its business as described herein.

          (ii)  To  the  current   actual   knowledge   of  such   counsel,   no
authorization,  approval,  consent or license of any  governmental or regulatory

                                       15

body,   agency  or   instrumentality   is  required  in   connection   with  the
authorization,  issuance,  transfer,  sale or delivery of the Series A Preferred
Stock and Warrants  issued  pursuant to the Memorandum  and the Placement  Agent
Warrants,  except as may be required pursuant to the federal securities laws and state Blue Sky laws.

          (iii) The outstanding  shares of CepTor's capital stock have been duly authorized and validly issued, are fully paid and  non-assessable,  and have not been issued in violation of any pre-emptive  rights. The description of CepTor's capital stock and debt instruments  contained in the Memorandum  conforms to the rights set forth in the  charter  and the bylaws of CepTor.  All of the Series A
Preferred  Stock and  Warrants to be issued in the  Offering  and the  Placement
Agent Warrants, including the shares of Common Stock underlying such securities, will be duly authorized and adequately reserved for issuance at the Closing Time by appropriate action of the Board of Directors of Ceptor.

          (iv)  CepTor has full corporate power and authority to enter into this
Agreement and the Merger Agreement; this Agreement and the Merger Agreement have been duly authorized,  executed and delivered by or on behalf of CepTor and each constitutes a legal,  valid and binding  obligation of CepTor  (except as may be limited by  applicable  bankruptcy,  insolvency,  reorganization,  moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and by general  principles of equity  relating to the  availability of remedies and except as rights to indemnity  and  contribution  may be limited by applicable securities laws and the public policy underlying such laws).

          (v)   Such  counsel  has   participated  in  the  preparation  of  the
Memorandum and to such counsel's current actual  knowledge,  the Memorandum does not contain any untrue statement of a material fact or omitted or omits to state a  material  fact  required  to be  stated  therein  or  necessary  to make  the statements therein not misleading.

          (vi)  The  execution  and delivery of this  Agreement  by CepTor,  the
consummation  by  CepTor  of  the  transactions   herein  contemplated  and  the
compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under,  the  charter  or  bylaws  of  CepTor,  or to the best of such  counsel's knowledge,  any indenture,  mortgage or other  agreement or instrument  known to such  counsel  to  which  CepTor  is a party or by  which  CepTor  or any of its properties is bound, or any existing law, rule, regulation,  judgment,  order or decree of any  government,  governmental  body or court,  domestic  or  foreign, having jurisdiction over CepTor or any of its respective properties.

          (vii) The  execution  and delivery of the Merger  Agreement by CepTor, the  consummation by CepTor of the  transactions  therein  contemplated  and the compliance  with the terms of the Merger  Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of CepTor.

          (viii) To such counsel's current actual knowledge,  there are no suits or claims  threatened or pending against CepTor in any court or before or by any governmental  body which would  materially  affect the business of CepTor or its
financial   condition  except  as  set  forth  herein  or  contemplated  by  the
Memorandum.

                                       16

     (e)  At the Closing Time, the counsel for Pubco shall furnish to CepTor and
Placement  Agent an opinion in form and substance  satisfactory to you, dated as of the date of delivery, to the effect that:

          (i)   Pubco  and  Acquisition  sub have been  duly  organized  and are existing as a corporation in good standing under the laws of its jurisdiction of organization.

          (ii)  The Series A Preferred Stock and Warrants,  including the shares of Common Stock  underlying the Series A Preferred Stock and Warrants to be sold in the Offering, when issued, assuming the payment of the applicable purchase or exercise price therefore will be validly issued and outstanding,  fully paid and non-assessable and are owned free and clear of any liens, encumbrances, security interests, claims or other restrictions,  other than as set forth or referred to in the Memorandum and in the Certificate of  Designations  filed with applicable state of organization of Pubco.

          (iii) The Common Stock underlying the Series A Preferred Stock and the
Warrants  sold in the Offering and the  Placement  Agent  Warrants  will be duly authorized and adequately reserved for issuance at the Closing Time.

          (iv)  To  the  current   actual   knowledge   of  such   counsel,   no
authorization,  approval,  consent or license of any  governmental or regulatory
body,   agency  or   instrumentality   is  required  in   connection   with  the
authorization,  issuance,  transfer,  sale or delivery of the Series A Preferred
Stock and Warrants issued pursuant to the Memorandum,  except as may be required pursuant to the federal securities laws and state Blue Sky laws.

          (v)   The execution and delivery of the Merger Agreement by Pubco, the consummation by Pubco of the transactions herein contemplated and the compliance with the terms of the  Merger  Agreement  do not and will not  conflict  with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of Pubco.

          (vi)  To such counsel's current actual  knowledge,  there are no suits or claims  threatened or pending  against Pubco in any court or before or by any governmental  body which would  materially  affect the  business of Pubco or its financial condition, except as disclosed in the Memorandum. Pubco is not subject to any judgments which have not been satisfied.

          (vii) To such counsel's actual  knowledge,  except as disclosed in the
Memorandum  and in the annual and  periodic  reports  filed with the SEC on Form
10-KB and Form 10-QSB,  respectively,  Pubco has no material  obligations and is not subject to any indenture, mortgage or other agreement or instrument to which
Pubco is a party or by which Pubco or any of its properties is bound.

          (viii) To such counsel's current actual knowledge,  Pubco's annual and periodic  reports  filed with the SEC do not contain any untrue  statement  of a material  fact or omitted or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading.

                                       17

          (ix) The  registration  and sale of the shares  common  stock of Pubco
pursuant  to  the  Pubco's  registration  on  form  SB-2,   Registration  Number
333-105793  is not subject to the  provisions  of Rule 419 under the  Securities
Act.

Section 9.  INDEMNIFICATION AND CONTRIBUTION

     (a)  CepTor agrees to indemnify and hold harmless the Placement  Agent, and its directors, officers and employees and Placement Agent's, legal counsel, each person,  if any,  who  controls  the  Placement  Agent within the meaning of the
Securities  Act or the Exchange Act, and each and all of them,  from and against any and all losses,  claims,  damages,  liabilities or actions, joint or several
(including any investigation,  negotiation, legal and other expenses incurred in connection  with,  and any amount paid in  settlement  of, any  action,  suit or proceeding  or any  claim  asserted),  to which  they or any of them may  become subject under the  Securities  Act, or other  federal or state  statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue  statement or alleged untrue statement of a material fact contained in the Memorandum,  or the omission or alleged  omission to state  therein a material  fact  required to be stated  therein or necessary  to make the  statements  therein,  in light of the circumstances  under which they were made, not misleading,  EXCEPT to the extent any  losses,  claims,  damages,  liabilities  or  actions  arise out of any such statement or omission relating to any information  furnished in writing by or on behalf  of the  Placement  Agent  or  Pubco to  CepTor  specifically  for use in connection with the preparation of the Memorandum or contained in the public SEC filings of Pubco, or the omission of any statement or information as a result of the failure of the Placement Agent to provide any such information.

     (b)  The Placement Agent agrees to indemnify and hold harmless CepTor,  and each of its directors and officers and each person,  if any, who controls CepTor within the  meaning of Section  15 of the  Securities  Act,  and each and all of them,  from and against  any and all losses,  claims,  damages,  liabilities  or actions,  (including any  investigation,  negotiation,  legal and other expenses incurred in connection  with,  and any amount paid in settlement of, any action, suit or  proceeding  or any claim  asserted),  to which  they or any of them may become subject under the Securities Act, or other federal or state statutory law or  regulation,  at common law or  otherwise,  insofar as such  losses,  claims, damages,  liabilities or actions arise out of or are based upon any statement in the Memorandum, in reliance upon and in conformity with information furnished in writing to CepTor by or on behalf of the Placement Agent specifically for use in connection  with  the  preparation  of the  Memorandum.  In no event  shall  the indemnification  and contribution  obligations of Placement Agreement exceed the fees that Placement Agent has actually received pursuant to this Agreement.

     (c)  Any party which proposes to assert the right to be  indemnified  under this Section 9 will,  promptly  after receipt of notice of  commencement  of any action,  suit or proceeding against such party in respect of which a claim is to be made  against an  indemnifying  party under this  Section 9, notify each such indemnifying  party of the  commencement  of such  action,  suit or  proceeding, enclosing  a copy of all  papers  served,  but the  omission  so to notify  such indemnifying  party of any such action,  suit or proceeding shall not relieve it from any liability  which it may have to any  indemnified  party  otherwise than under  this  Section 9. In case any such  action,  suit or  proceeding  shall be brought against any indemnified party and it shall notify the indemnifying party of the  commencement  thereof,  the  indemnifying  party  shall be  entitled  to participate  in and,  to the  extent  that  is  shall  wish,  jointly  with  any indemnifying  party  similarly  notified,  to assume the defense  thereof,  with

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counsel  satisfactory  to such  indemnified  party,  and after  notice  from the indemnifying  party to such  indemnified  party of its election so to assume the defense thereof the  indemnifying  party shall not be liable to such indemnified party  for  any  legal  or  other  expenses,  other  than  reasonable  costs  of investigation subsequently incurred by such indemnified party in connection with the defense  thereof.  The indemnified  party shall have the right to employ its own counsel in any such action,  but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

          (i)   the  employment  of counsel by such  indemnified  party has been authorized by the indemnifying parties;

          (ii)  the indemnified party shall have reasonably concluded that there may  be a  conflict  of  interest  between  the  indemnifying  parties  and  the indemnified  party in the  conduct of the  defense of such action (in which case the indemnifying  parties shall not have the right to direct the defense of such action on behalf of the indemnified party); or

          (iii) the indemnifying parties shall not in fact have employed counsel to  assume  the  defense  of such  action,  in each of which  cases the fees and expenses of counsel  shall be at the  expense of the  indemnifying  parties.  An indemnifying  party  shall not be liable  for any  settlement  of any  action or claims effected without its written consent.

     (d)  If the  indemnification  provided for in this Section 9 is unavailable to any indemnified party in respect to any losses, claims, damages,  liabilities or  expenses  referred  to  therein,  then the  indemnifying  party,  in lieu of indemnifying  such  indemnified  party,  will  contribute  to the amount paid or payable by such indemnified party, as a result of such losses, claims,  damages, liabilities or expenses (i) in such  proportion as is appropriate to reflect the relative benefits received by CepTor on the one hand, and the Placement Agent on the other hand, from the Offering,  or (ii) if the allocation provided by clause
(i)  above  is not  permitted  by  applicable  law,  in  such  proportion  as is appropriate to reflect not only the relative  benefits referred to in clause (i)
above  but also  the  relative  fault  of  CepTor  on the one  hand,  and of the
Placement  Agent  on the  other  hand,  in  connection  with the  statements  or omissions  which  resulted  in such  losses,  claims,  damages,  liabilities  or expenses as well as any other relevant  equitable  considerations.  The relative benefits  received  by CepTor on the one hand,  and the  Placement  Agent on the other hand,  shall be deemed to be in the same  proportion as the total proceeds from the Offering  (net of sales  commissions,  but before  deducting  expenses)
received by CepTor bear to the commissions  received by the Placement Agent. The relative fault of CepTor on the one hand,  and the Placement  Agent on the other hand,  will be determined  with  reference  to, among other things,  whether the untrue or alleged untrue statement of a material fact or the omission to state a material  fact relates to  information  supplied by CepTor,  and their  relative intent,  knowledge,  access to information and opportunity to correct or prevent such  statement  or omission.  The amount  payable by a party as a result of the losses,  claims,  damages,  liabilities  or  expenses  referred to above will be deemed to include  any legal or other fees or  expenses  reasonably  incurred by such party in connection with investigating or defending any action or claim.

     (e)  CepTor  and the  Placement  Agent  agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata

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allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph.
Notwithstanding the provisions of this Section 9, no person guilty of fraudulent misrepresentation  (within the meaning of Section 11 (f) of the Securities  Act)
shall be  entitled  to  contribution  from any person who was not guilty of such fraudulent misrepresentation.

     (f)  The  rights  to  indemnification  and  contribution   hereunder  shall
terminate on the second year anniversary of the Closing Date.

Section 10. CONFIDENTIAL INFORMATION.

     Placement  Agent  acknowledges  and agrees  that it will have access to, or become acquainted with, Confidential Information of CepTor in the performance of
its  duties  and  obligations   hereunder.   For  purposes  of  this  Agreement,
"Confidential  Information" shall mean all confidential,  proprietary,  or trade secret  information,  property,  or  material  of  CepTor  and any  derivatives,
portions,  or  copies  thereof,  including,   without  limitation,   information
resulting  from or in any way  related to (i) the  Offering;  (ii) the  business practices,  plans,  intellectual property,  proprietary  information,  formulae, methods, practices, designs, know how, processes and procedures,  software, test
results,  financial  information,   sales,  customers,   employees,   suppliers,
contracts,   agreements  or  relationships  of  CepTor;   and  (iii)  any  other
information  or material  that CepTor  designates as  Confidential  Information.
Placement Agent shall keep all Confidential Information in strict confidence and shall not,  at any time  during or for five (5) years  after the  expiration  or earlier  termination of this Agreement,  without CepTor's prior written consent,
disclose,  publish,  disseminate  or  otherwise  make  available,   directly  or
indirectly,  any item of  Confidential  Information to anyone.  Placement  Agent shall use the  Confidential  Information only in connection with the performance of the Offering and for no other purpose.  Notwithstanding  the  obligations set forth above, Placement Agent may disclose Confidential Information to any of its employees,  consultants or  subcontractors  who need to receive the Confidential
Information in connection with the Offering, provided that Placement Agent shall
ensure  that,   prior  to  disclosing   the   Confidential   Information,   each
subcontractor, consultant or employee to whom the Confidential Information is to be disclosed is made aware of the  obligations  contained in this  Agreement and agrees to undertake,  in a manner legally  enforceable  by CepTor,  to adhere to such  terms  of this  Agreement  as if it were a party  to it.  Placement  Agent recognizes  that its  threatened  breach or breach of this Section 10 will cause irreparable harm to CepTor that is inadequately compensable in damages and that, in addition to other remedies that may be available at law or equity,  CepTor is entitled to  injunctive  relief for such a threatened  or actual  breach of this
Section  10.  Notwithstanding  the  above,  Placement  Agent  shall not have any obligations  of  confidentiality  with  respect to any  portion of  Confidential
Information  which (i) was  previously  known to the  Placement  Agent  prior to receipt from the  disclosing  party,  (ii) is now public  knowledge,  or becomes public  knowledge  in the future,  other than  through  acts or omissions of the
Placement  Agent in violation of this Section 10, or (iii) is lawfully  obtained by the Placement Agent from sources independent of the disclosing party who have a lawful right to disclose such  Confidential  Information.  The Placement Agent
may  disclose  Confidential   Information  to  the  extent  such  disclosure  is
reasonably  necessary in complying with applicable  governmental  laws, rules or regulations or court orders.

                                       20

Section 11. TERMINATION

     (a)  The Offering will  terminate on or before  November 30, 2004,  unless extended by CepTor and the Placement Agent, in their sole discretion,  by mutual agreement for up to 180 days,  without  notice to prospective  subscribers  (any such date upon which the Offering  terminates  or any date referred to herein as the "Termination Date").

     (b)  Either Party may terminate  this Agreement in the event of a material breach hereof by the other party.

     (c)  Upon termination of this Agreement,  all  subscription  documents and payments for the Units to be sold in the Offering  not  previously  delivered to the  purchasers  thereof  shall be returned to  respective  subscribers  without interest  thereon or deduction  therefrom  and neither  party to this  Agreement shall have any continuing obligation to the other;  PROVIDED,  HOWEVER, that the
Placement Agent will continue to be subject to the confidentiality provisions of
Section 10 above.

Section 12. MISCELLANEOUS.

     (a)  No change,  amendment or supplement  to, or waiver of, this Agreement or any term,  provision or condition contained herein,  shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

     (b)  This Agreement  shall be governed by and construed in accordance with the laws of the State of Florida.

     (c)  This  Agreement  constitutes  the entire  understanding  between  the parties with respect to the transactions  contemplated  hereby, and all prior or contemporaneous oral agreements,  understandings,  discussions,  representations and statements are  superseded by this  Agreement.  The waiver of any particular condition  precedent,  provision or remedy  provided by this Agreement shall not constitute the waiver of any other.

     (d)  This Agreement may be executed in any number of counterparts, each of which  shall be taken as one and the same  instrument,  to the same effect as if all the parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement  identical in form hereto but having attached it to one or more additional signature pages.

     (e)  The provisions of this Agreement  shall be binding upon and accrue to
the  benefit  of  the  parties  hereto  and  their   respective   heirs,   legal
representatives, permitted successors and permitted assigns.

     (f)  If any provision of this Agreement for any reason shall be held to be illegal,  invalid or  unenforceable,  such illegality shall not affect any other provision of this Agreement and this Agreement shall be amended so as to enforce the illegal,  invalid or unenforceable provision to the maximum extent permitted by  applicable  law,  and the parties  shall  cooperate in good faith to further modify this  Agreement  so as to preserve to the  maximum  extent  possible  the intended benefits to be received by the parties.

                                       21

     (g)  All representations,  warranties and agreements of the parties hereto contained  herein will survive the delivery and execution hereof and the Closing for a period of three (3) years from the date hereof, and shall remain operative and in full  force and  effect  regardless  of any  investigation  made by or on behalf of any party  hereto or any person who controls any such party within the meaning of the  Securities  Act,  and will  survive  delivery of the  securities constituting  the  Units  hereunder  and the  delivery  of the  Placement  Agent
Warrants and any termination of this Agreement.

                                       22

     If the  foregoing  conforms  with your  understanding  of the  arrangements between us, please sign the copy of this letter provided in the space indicated, whereupon this letter shall constitute a binding and legal agreement between the
CepTor and the Placement Agent, and upon obtaining the signature of Pubco below,
Pubco  shall  become a party to this  Agreement  as if Pubco had  executed  this agreement as of the date first written above.

Very truly yours,

CEPTOR CORPORATION

By: /s/ William Pursley
   ---------------------------------
    William Pursley
    Chief Executive Officer

Accepted as of the date first above written:

BROOKSHIRE SECURITIES CORPORATION

By: /s/ Timothy B. Ruggiero
   ---------------------------------
   Timothy B. Ruggiero
   President

     By  executing  this  letter  in the  space  provided  below,  Pubco  hereby acknowledges,  agrees and confirms  that it will be deemed to be a party to this
Agreement and shall be subject to all of the obligations  applicable to Pubco as if Pubco had  executed  this  Agreement as of the date of this  Agreement  first written above. Pubco hereby ratifies and agrees to be bound by all of the terms, provisions and conditions contained in this Agreement.

PUBCO

----------------------------------------
Company Name

By:_______________________________________
     Name:
     Title:

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